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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


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                              RENTRAK CORPORATION
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               (Name of Registrant as Specified in Its Charter)

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Media Contact:                         Investor Contact:
Dick Gersh                             Rick Nida
Richard Gersh Associates               Rentrak Corporation
212-757-1101                           503-284-7581 Ext. 295


FOR IMMEDIATE RELEASE:

             Rentrak Calls Video Update Debt Doubtful; Announces
               Restatement of First Quarter Financial Statements

     Portland, Ore. (Sept. 13, 2000)--Rentrak Corporation (NASDAQ-RENT) today announced that it will establish a reserve for the entire $4.4 million balance on its books due it from Video Update, (OTCBB:VUPDA), a St. Paul, Minn. retailer, and that it will restate its financial statements for the fiscal quarter ended June 30, 2000.

Video Update Write-Off

     In a filing made by Video Update with the Securities and Exchange Commission on Sept. 11, 2000, on Form 10-K, Video Update disclosed that, on August 15, 2000, it failed to make a principal and interest payment of approximately $6 million to its bank. In the same filing, Video Update's independent auditors, Deloitte & Touche LLP, issued what is known as a "going concern" report due to substantial doubt about Video Update's ability to continue as a going concern. Video Update also disclosed that it has a negative stockholders' equity of $35.8 million. Video Update's stock closed yesterday at $0.07, down 30 percent from the previous day's close.

     As a result of this development, Rentrak has determined to record a reserve in the amount of the entire $4.4 million, representing the entire amount on Rentrak's books that is due from Video Update. The reserve will be recorded in Rentrak's fiscal quarter ending September 30, 2000.

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     "Moovies, Inc. and its predecessor, Tonight's Features, were customers of ours for years, prior to their acquisition by Video Update," said Rentrak's President F. Kim Cox. "Rentrak never shipped a single video cassette to Video Update. In connection with Video Update's March 1998 acquisition of Moovies, Video Update agreed to pay 100 percent of all of billings then owed by Moovies to Rentrak and bear full responsibility for all billings resulting from subsequent rentals and sales of the Moovies cassettes. The $4.4 million reserve pertains primarily to transaction fees for cassettes leased by Rentrak to Moovies prior to its acquisition by Video Update in March 1998."

"Rentrak's litigation against Video Update will continue," Cox added.

Restatement of Financial Statements

     The company restated the financial statements for the first quarter for fiscal 2000 in order to record a $1.25 million payment received from one of its customers as deferred revenue instead of revenue. As a result of the restatement, revenues were $29.0 million rather than $30.3 million as originally reported and net income was $249,999 or $0.02 per diluted share rather than $1.0 million or $0.10 per diluted share as originally reported. The accompanying financial statements reflect the restatement.

     In June 2000, the company entered into an agreement with one of its customers, modifying an existing contract. Under the terms of the agreement, the customer agreed to pay $2.5 million to the company, of which $1.25 million related to certain contractual obligations under the company's PPT(R) operations (the "PPT Payment") and $1.25 million was a prepayment for services to be provided by the company's wholly-owned distribution subsidiary, 3PF.COM, Inc. (the "3PF Payment"). Upon receiving the $2.5 million payment in June 2000, the company correctly recorded the 3PF Payment as long-term deferred revenue on the company's balance sheet as of June 30, 2000, but incorrectly recorded the PPT Payment as revenue.

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     In August 2000, the customer requested a refund from the company of the
$2.5 million. Rentrak does not believe that the customer is entitled to a refund and intends to defend that position. In light of the nature of the payment, the company has restated its financial statements to record the PPT Payment as deferred revenue.

     Rentrak Corporation, through its PPT(R) system, is the world's largest distributor of pre-recorded videocassettes on a revenue-sharing basis. The company directly services retailers throughout the U.S. and Canada and, through affiliated companies, supplies a growing number of international outlets in Japan and the United Kingdom.

     3PF.COM, Inc. (3PF) a wholly owned subsidiary, provides fulfillment, order processing and inventory management services for e-commerce companies and other companies requiring just-in-time fulfillment. It operates two Midwestern hub-based distribution centers offering late night order cut-off and 24/7 capabilities, with a total of 320,000 square feet of warehouse space. An additional 120,000 square foot facility is scheduled to open later this year. 3PF can be accessed on the Web at http://www.3PF.COM.

                                     * * *

When used in this discussion, the words "anticipates," "expects,"
"intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for both 3PF and PPT and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for videocassettes subject to company guarantees and Rentrak and 3PF customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2000, annual report on Form 10-K, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

                                    -more-
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Shareowners may obtain information regarding the participants involved in the
Company's proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise in the Company's Proxy Statement filed with the Securities and Exchange Commission. Shareholders should read the Company's Proxy Statement because it contains important information. The Company's Proxy Statement and related documents and information is available for free at the Commission's World Wide Web site at http://www.sec.gov. The Company's definitive Proxy Statement will be available for free from the Company and the participants.

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